Exhibit 99.2

XERIS PHARMACEUTICALS, INC. TO ACQUIRE STRONGBRIDGE BIOPHARMA PLC IN STOCK AND CVR TRANSACTION, CREATING AN INNOVATIVE LEADER IN ENDOCRINOLOGY AND RARE DISEASES

Transaction Creates Fast-Growing Biopharmaceutical Company with Two Commercial Assets and Robust Clinical Pipeline with Multiple Near-term Inflection Points

Diversifies Revenue Base with Two Rapidly Growing Brands in Xeris’ Gvoke® and Strongbridge’s KEVEYIS®

Strongbridge’s NDA for RECORLEV® Recently Accepted for Review by FDA; PDUFA Target Action Date Set for January 1, 2022 with Potential Launch in Q1 2022

Enhanced Commercial and Operational Platform with Synergies of Approximately $50 Million Expected by the End of 2022

Upon Closing of Transaction, Xeris Shareholders to Own ~60% and Strongbridge Shareholders to Own ~40% of Combined Company; Potential for Strongbridge Shareholders to Receive up to $1.00 Per Share in Contingent Value Rights (CVRs)

Xeris and Strongbridge to Host Conference Call Today at 8:30 AM ET

CHICAGO, Il., DUBLIN, Ireland and TREVOSE, Pa., – May 24, 2021 – Xeris Pharmaceuticals, Inc. (“Xeris”) (Nasdaq: XERS), a pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable drug formulations, and Strongbridge Biopharma plc (“Strongbridge”) (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that they have entered into a definitive agreement under which Xeris will acquire Strongbridge for stock and contingent value rights (“CVRs”). The agreement, including the maximum aggregate amount payable under the CVRs, values Strongbridge at approximately $267 million based on the closing price of Xeris common stock of $3.47 on May 21, 2021 and Strongbridge’s fully diluted share capital. The transaction, which has been unanimously approved by the boards of directors of both companies, with the exception of Jeffrey W. Sherman, M.D., a director in common to both companies, who abstained from the voting, is expected to close early in the fourth quarter of 2021, subject to the satisfaction of closing conditions. Upon close of the transaction, the businesses of Xeris and Strongbridge will be combined under a new entity to be called Xeris Biopharma Holdings, Inc. (“Xeris Biopharma Holdings”).

Under the terms of the agreement at closing, Strongbridge shareholders will receive a fixed exchange ratio of 0.7840 shares of Xeris Biopharma Holdings common stock for each Strongbridge ordinary share they own. Based on the closing price of Xeris common stock on May 21, 2021, this represents approximately $2.72 per Strongbridge ordinary share and a 12.9% premium to the closing price of Strongbridge ordinary shares on May 21, 2021. Strongbridge shareholders will also receive 1 non-tradeable CVR for each Strongbridge ordinary share they own, worth up to an additional $1.00 payable in cash or Xeris Biopharma Holdings common stock (at Xeris Biopharma Holdings’ election) upon achievement of the following triggering events: (i) the listing of at least one issued patent for KEVEYIS® in the U.S. Food & Drug Administration’s Orange Book by the end of 2023 or at least $40 million in KEVEYIS® annual net sales in 2023 ($0.25 per ordinary share), (ii) achievement of at least $40 million in

RECORLEV® annual net sales in 2023 ($0.25 per ordinary share), and (iii) achievement of at least $80 million in RECORLEV® annual net sales in 2024 ($0.50 per ordinary share). The minimum payment on the CVR per Strongbridge ordinary share is zero and the maximum payment is $1.00 in cash or Xeris Biopharma Holdings common stock, at Xeris Biopharma Holdings’ election.

Upon close of the transaction, current Xeris shareholders are expected to own approximately 60% of the combined company, while current Strongbridge shareholders are expected to own approximately 40%.

“This is a very compelling transaction that will create a scalable and diversified biopharmaceutical company increasingly oriented toward more specialty and rare disease products, positioning us for long-term product development and commercial success,” said Paul R. Edick, Chairman and Chief Executive Officer of Xeris. “Strongbridge’s attractive rare disease portfolio and capabilities are highly complementary with Xeris. Building on the continuing prescription growth of Gvoke® with an enhanced and diversified growth profile, expanded and scalable salesforce, and expected cost-synergies, the combined company will be well positioned to deliver compelling long-term value to shareholders. We look forward to welcoming the Strongbridge team to Xeris and leveraging our differentiated portfolios and technologies to help the patients we serve improve their quality of life.”

“We are excited to combine with Xeris to drive the next phase of our growth,” said John H. Johnson, Chief Executive Officer of Strongbridge. “Strongbridge has made significant progress advancing its portfolio of therapies for rare endocrine and rare neuromuscular diseases with focus, commitment and passion for the patients and physicians that we serve. This includes delivering strong revenue growth for KEVEYIS® (dichlorphenamide), our first commercial, rare neuromuscular product, and the successful development of RECORLEV® (levoketoconazole), which is under review for approval by the FDA with expected commercialization in the first quarter of 2022 pending FDA approval. Through this combination with Xeris, we will gain additional scale and financial resources to better meet the unmet needs of those we serve. Our combined pipeline, drug development talent and commercial infrastructure will enable us to accelerate product launches and drive further growth. We look forward to working closely with the Xeris team to unlock the potential value of our combined assets, while providing our shareholders with the opportunity to participate in the success of the combined company.”

Strategic Rationale and Financial Benefits of the Transaction

The combination of Xeris and Strongbridge is expected to deliver compelling strategic and financial benefits including:

•

Diversified and Increased Revenue Growth. The combined company is expected to have a stronger revenue base with two rapidly growing commercial assets in Gvoke® and KEVEYIS®, and a near-term product launch in RECORLEV®. Gvoke® sells in a multi-billion dollar addressable market, as will RECORLEV®, if approved. With approval of RECORLEV® by the FDA, Xeris’ experienced, endocrinology-focused commercial infrastructure is expected to enable a rapid product launch for RECORLEV® into the endocrinology community. With Gvoke®, KEVEYIS® and RECORLEV®, the combined company will boast multiple, highly differentiated, growing, commercial assets that could have significant combined revenue potential, supported by a larger and more efficient commercial organization.

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Significant Potential Synergies. The combined company is expected to generate approximately $50 million in pre-tax synergies by the end of 2022 resulting from immediate savings, including redundant general, administrative and other public company costs, and from the avoidance of future costs, most notably within the commercial and medical affairs functions. Shareholders of the combined company are expected to benefit from significant cost avoidance and the potential for more rapid and achievable near-term growth by utilizing Xeris’ existing commercial infrastructure to launch RECORLEV® soon after product approval. Xeris’ management and the independent Xeris directors are committed to retaining and incentivizing the most talented individuals in their respective functions between the two companies to ensure continuity and ongoing success.

•

Specialized Commercial Platform. The combined company will have a robust rare disease and endocrinology-focused commercial infrastructure, primed to bring the benefits of the company’s products to a wider range of patients with unmet needs. At closing, the organization will have approximately 110 field sales representatives, as well as 50 inside sales and support employees, and a fully operational patient and provider support team, enabling a rapid potential product launch for RECORLEV® in the first quarter of 2022, as well as enhanced sales across the entire portfolio.

•

Expanded Development Pipeline. In addition to RECORLEV®, the combined company will have a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its formulation technology platforms, supporting long-term product development and commercial success.

•

Strengthened Strategic Profile. This transaction will enable the combined company to have a scalable infrastructure for continued development of specialist oriented and rare disease products from its proprietary XeriSol™ and XeriJect™ formulation technologies, as well as consolidation of commercial- and late development-stage products and companies focused on endocrinology and rare diseases.

•

Improved Access to Capital Markets. With enhanced scale, multiple revenue generating commercial assets and a high potential value near-term development pipeline, the combined company is expected to have a more attractive profile to investors and to benefit from greater access to the debt and equity markets at a lower cost of capital.

Additional Information

Upon close of the transaction, the businesses of Xeris and Strongbridge will be combined under Xeris Biopharma Holdings, which will be incorporated in Delaware and will continue to have its principal executive offices in Chicago, IL. On close, Xeris shareholders will exchange each share of Xeris common stock they own for 1 share of Xeris Biopharma Holdings common stock.

Xeris Chairman and CEO, Paul Edick, will act as Chairman and Chief Executive Officer of Xeris Biopharma Holdings. The Xeris Biopharma Holdings board will comprise the other existing Xeris directors, together with John Johnson and Garheng Kong, M.D., PhD, MBA who will join the combined company’s board as new independent directors. A director in common to both companies, Jeffrey W. Sherman, M.D., will continue to serve on the Xeris Biopharma Holdings board following the transaction.

Xeris Biopharma Holdings’ shares of common stock are expected to trade on the Nasdaq Global Select Market (Nasdaq) under the ticker XERS.

The transaction is expected to close early in the fourth quarter of 2021, subject to customary closing conditions and approval by Xeris and Strongbridge shareholders.

In addition, certain Strongbridge directors, executive officers, CAM Capital and HealthCap VI, L.P., representing approximately 17% of Strongbridge’s outstanding ordinary shares, have entered into irrevocable undertakings to vote in favor of the transaction.

SVB Leerink is acting as financial advisor to Xeris, and Goodwin Procter LLP and A&L Goodbody LLP are serving as legal counsel. MTS Health Partners, LP is acting as financial advisor to Strongbridge, and Skadden, Arps, Slate, Meagher & Flom, LLP and Arthur Cox LLP are serving as legal counsel.

Conference Call Details

Xeris and Strongbridge will host a conference call today at 8:30 a.m. Eastern Time to discuss the transaction. The conference call can be accessed by dialing (833) 979-2872 (U.S. / Canada) or (236) 714-2975 (International) and giving the passcode 6359699.

A live webcast of the conference call and associated presentation materials will be available on the investor relations sections of Xeris’ and Strongbridge’s websites at https://xerispharma.com/investors and https://investors.strongbridgebio.com, and a joint transaction website at www.XerisStrongbridge.com.

About Xeris Pharmaceuticals, Inc.

Xeris (Nasdaq: XERS) is a pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke® in the U.S. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), an adrenal steroidogenesis inhibitor with a New Drug Application that is currently under review by the FDA for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

Contacts:

Xeris Pharmaceuticals

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@xerispharma.com

+1 312-736-1237

Strongbridge Biopharma

Elixir Health Public Relations

Lindsay Rocco

+1 862-596-1304

lrocco@elixirhealthpr.com

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer

+1 212-355-4449

The announcement issued jointly by Xeris and Strongbridge under Rule 2.5 of the Irish Takeover Rules on May 24, 2021 (the “Rule 2.5 Announcement”) is available on Xeris’ website at www.xerispharma.com and on Strongbridge’s website at www.strongbridgebio.com. Appendix I to the Rule 2.5 Announcement contains further details of the sources of information and bases of calculations set out in this communication. Appendix II to the Rule 2.5 Announcement contains definitions of certain expressions used in this communication.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The proposed transaction will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document), which will contain the full terms and conditions of the proposed transaction, including details of how Strongbridge shareholders may vote in respect of the proposed transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Xeris, Xeris Biopharma Holdings and Strongbridge will prepare and Xeris Biopharma Holdings will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Strongbridge and Xeris and that also will constitute a prospectus with respect to the Xeris Biopharma Holdings Shares to be issued pursuant to the proposed transaction. The joint proxy statement will also contain the Scheme Document and further information relating to the implementation of the proposed transaction, the full terms and conditions of the scheme, notices of the Xeris shareholder meeting and the Strongbridge shareholder meetings and information on the Xeris Biopharma Holdings shares. Xeris and Strongbridge may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement or any other document which Xeris, Xeris Biopharma Holdings or Strongbridge may file with the SEC.

The joint proxy statement, if and when filed, as well as Xeris’ and Strongbridge’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Xeris’ filings, at Xeris’ website at www.Xerispharma.com, and in the case of Strongbridge’s filings, at Strongbridge’s website at www.Strongbridgebio.com.

INVESTORS, XERIS SHAREHOLDERS AND STRONGBRIDGE SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Strongbridge shareholder meetings to approve the proposed transaction, the scheme or related matters, or any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme Document). Similarly, any decision in respect of the resolutions to be proposed at the Xeris shareholder meeting or any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the joint proxy statement.

PARTICIPANTS IN THE SOLICITATION

Xeris, Xeris Biopharma Holdings, Strongbridge and their respective directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the proposed transaction, including a description of their direct or indirect interests in the proposed transaction, which may be different from those of Xeris shareholders or Strongbridge shareholders generally, by security holdings or otherwise, will be set forth in the joint proxy statement (which will contain the Scheme Document) and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. Information about Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Xeris and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Xeris shares of common stock or Strongbridge ordinary shares and on Xeris’ or Strongbridge’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of Xeris shares of common stock or Strongbridge ordinary shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge shareholders, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ or, as the case may be, Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication.

Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Any forward-looking statements in this communication are based upon information available to Xeris, Strongbridge and/or their respective boards of directors, as the case may be, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Xeris, Strongbridge or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris, Strongbridge or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statement Required by the Irish Takeover Rules

The Xeris directors and the Xeris Biopharma Holdings directors accept responsibility for the information contained in this communication other than that relating to Strongbridge, the Strongbridge group, and the Strongbridge directors, and members of their immediate families, related trusts and persons connected with them, and for the statements made by Strongbridge in respect of Xeris and Xeris Biopharma Holdings. To the best of the knowledge and belief of the Xeris directors, the Xeris Biopharma Holdings directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Strongbridge directors accept responsibility for the information contained in this communication relating to Strongbridge, the Strongbridge group and the Strongbridge directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Xeris in respect of Strongbridge. To the best of the knowledge and belief of the Strongbridge directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

SVB Leerink LLC is acting as Xeris’ financial advisor in connection with the proposed transaction. In connection with the proposed transaction, SVB Leerink LLC and its directors, officers, employees, affiliates and agents will not regard any other person as its client, nor will it be responsible to anyone other than Xeris for providing the protections afforded to clients of SVB Leerink LLC or for giving advice in connection with the proposed transaction or any matter referred to herein.

MTS Health Partners, LP is acting as financial adviser to Strongbridge in connection with the proposed transaction. In connection with the proposed transaction, MTS Health Partners, LP and its directors, officers, employees, affiliates and agents will not regard any other person as its client, nor will it be responsible to anyone other than Strongbridge for providing the protections afforded to clients of MTS Health Partners, LP or for giving advice in connection with the proposed transaction or any matter referred to herein.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in, 1% or more of any class of ‘relevant securities’ of Strongbridge or Xeris, all ‘dealings’ in any ‘relevant securities’ of Strongbridge or Xeris (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Strongbridge or Xeris, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules. Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Strongbridge by Xeris or ‘relevant securities’ of Xeris by Strongbridge, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

No Profit Forecast / Asset Valuations

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Xeris or Strongbridge or Xeris Biopharma Holdings as appropriate. No statement in this communication constitutes an asset valuation.

General

This communication contains certain statements as to the estimated synergies arising from the proposed transaction. There are various material assumptions underlying the synergy (including cost reduction and cost avoidance) estimates which may result in the synergies being materially greater or less than estimated. The estimate of synergies should therefore be read in conjunction with the key assumptions underlying the estimates set out in Appendix I to the Rule 2.5 Announcement. The estimate of synergies set out in this communication has been reported on for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules by (i) KPMG and (ii) SVB Leerink LLC. Copies of their respective reports are included in Appendix IV and Appendix V to the Rule 2.5 Announcement. The synergies exclude any potential revenue synergies. None of the synergies or other cost reduction or avoidance statements should be construed as a profit forecast or interpreted to mean that Xeris Biopharma Holding’s profits or earnings in the first full year following completion of the proposed transaction, or in any subsequent period, would necessarily match or be greater than or be less than those of Xeris and/or Strongbridge for the relevant preceding financial period or any other period.

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Publication on a website

In accordance with Rule 19.9 of the Irish Takeover Rules, a copy of this communication will be published on Xeris’ website at www.xerispharma.com and on Strongbridge’s website at www.strongbridgebio.com.

The content of any website referred to in this communication is not incorporated into and does not form part of this communication.